EXHIBIT 10.1

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is entered into with effect from the Effective Date (as defined in the Schedule) between the Vendor (as defined in the Schedule), as seller, and the Purchaser (as defined in the Schedule), as buyer (the “Agreement”).

WHEREAS:

(A) The Vendor legally and beneficially owns the Collectible (as defined in the Schedule) and intends to enter into this Agreement, and wishes to sell, transfer and vest all of its legal and beneficial ownership in the Collectible to the Purchaser (the “Transfer”), and the Purchaser wishes to purchase the Collectible and to receive and accept such legal and beneficial ownership in the Collectible.

(B) On 2 August, 2022, the Vendor and Cosmos Group Holdings Inc., a Nevada corporation (the “Company”) entered into a Note Purchase Agreement (“Note Purchase Agreement”), and the provisions of the Note Purchase Agreement are hereby incorporated herein by reference.

(C) Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Note Purchase Agreement and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Note Purchase Agreement. As between the parties, the Purchaser or the Company, as applicable, shall have final authority to interpret and construe the Note Purchase Agreement and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Parties in respect of any questions arising under the Note Purchase Agreement or this Agreement.

IT IS AGREED as follows:

1. In this Agreement, unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. Save as otherwise indicated, references to “Clauses” and the “Schedule” are to be construed as references to clauses of, and the schedule to, this Agreement. Words importing the masculine gender, feminine gender or neuter shall include the others. All capitalised words and phrases used in the agreement shall bear the meanings ascribed to them as set out in the definitions of such capitalised words and phrases in the Schedule. The Recitals set forth above are incorporated into and made part of this Agreement.

2. Subject to Clause 7 and the Other Terms (as defined in the Schedule), in consideration of the payment of the Purchase Price in the manner specified in this Agreement, the Vendor hereby irrevocably and unconditionally sells and transfers all of its legal and beneficial ownership and all of its rights, title and interest in and/or to the Collectible to the Purchaser, and the Purchaser hereby purchases the Collectible and accepts all of the Vendor’s legal and beneficial ownership and all of the Vendor’s rights, title and interest in and/or to the Collectible from the Vendor. The Purchaser agrees to pay the Purchase Price to the Vendor in accordance with Clause 6 and the terms set forth in the Schedule.

3. The Vendor represents, warrants and undertakes to and for the benefit of the Purchaser as of the Effective Date as follows:

(i) Ownership: it is either the sole and full legal and beneficial owner, or has been and is as at the date of this Agreement, the full legal and beneficial owner of the Collectible and legally entitled to enter into this Agreement and has secured all the necessary permissions and authority to do so and, if requested to do so, shall supply to the Purchaser all necessary information, documents and material to demonstrate the ownership to and provenance of the Collectible;

(ii) Title: the Transfer is free from all claims, liens, security interest, encumbrances and all rights of any kind exercisable by third parties, threatened or pending, relating to the Collectible, the Vendor’s title to the Collectible, or the Vendor’s authority to sell the Collectible (collectively the “Claims”);

(iii) Claims: there are no Claims pending, nor to its knowledge any Claims threatened, and Vendor has no knowledge of any facts or circumstances likely to give rise to any Claims and shall notify the Purchaser of any Claims in respect of the Collectible as soon as the Vendor becomes aware of it or foresees it;

(iv) Information: to the best of its knowledge and belief Vendor has provided the Purchaser with all information available to the Vendor or of which the Vendor is aware concerning the attribution, authenticity, provenance, description and exhibition history, if any, of the Collectible;

(v) Condition and Restoration: the Collectible is in an unblemished condition;

(vi) Power: it has the capacity to enter into and perform and comply with its obligations under this Agreement;

(vii) Negative Pledge: it has not created and shall not create, or permit to subsist, any duplicate, reproduction or replica of the Collectible (whether unique or in edition) and it has not granted or licensed to any third-party the right to create any duplicate, reproduction or replica of the Collectible;

(viii) Authorisation and Consents: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable the Vendor to lawfully enter into and perform and comply with its obligations under this Agreement, and (b) to ensure that those obligations are legal, valid, binding and enforceable, have been taken, fulfilled and done;

(ix) Non‑Violation of Laws: its entry into and/or performance of or compliance with its obligations under this Agreement do not and will not violate any law to which it is subject;

(x) Importation and Exportation: the exportation, if any, of the Collectible from any country has been in full conformity with the laws of such country, and the importation of the Collectible into any country has been in full conformity with the laws of such country;

(xi) Obligations Binding: its obligations under this Agreement are legal, valid, binding and enforceable in accordance with its terms;

(xii) Non-Violation of other Agreements: its entry into and/or performance of or compliance with its obligations under this Agreement do not and will not (a) violate any agreement to which it is a party or which is binding on it or its assets, or (b) result in the creation of, or oblige it to create, any security over those assets;

(xiii) Litigation: no litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened (a) to restrain the entry into and/or performance or enforcement of or compliance with the relevant obligations under this Agreement by the Vendor or (b) which has or could have a material adverse effect on it; and

(xiv) Bankruptcy/Insolvency: no steps have been taken by the Vendor nor have any legal proceedings been started or threatened for its bankruptcy, winding up or insolvency or for the appointment of a receiver, trustee or similar officer of any of its assets, or any other similar action.

4. The Vendor does hereby agree to indemnify, defend and hold the Purchaser free and harmless from any and all third-party demands, claims, suits, actions, judgments, obligations, damages, losses or other liability, including all reasonable attorney or other professional fees and other costs, fees and expenses, suffered or incurred by, or asserted or alleged against the Purchaser (i) arising by reason of, or in connection with, the breach or alleged breach of, or falsity or inaccuracy (or alleged falsity or inaccuracy) of any representation or warranty contained in this Agreement, (ii) arising by reason of, or in connection with, the breach or alleged breach of this Agreement, or (iii) any claim by any third party alleging a right to receive from the Vendor any commission or other payment in connection with the sale of the Collectible.

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5. To the fullest extent permitted by law, the Vendor expressly and irrevocably waives, and covenants not to assert any claims of moral rights of authors (i.e., “droit moral”) or similar rights in connection with the Collectible, including any rights of attribution or integrity, under any applicable law in any jurisdiction, and represents and warrants that it will not cause, assist, or encourage any other person to assert any such rights. Without limiting the generality of the foregoing and without prejudice to clause 11 of this Agreement, the Vendor hereby acknowledges the rights of attribution and integrity generally conferred by Section 106A(a) of Title 17 of the U.S. Code (The Visual Artists Rights Act of 1990, “VARA”) (or any similar law, regulation or rule in any jurisdiction) with respect to certain works, and acknowledges and agrees that:

(i) the Collectible may be minted into a fusion token (“FT”) or any other digital instrument, the image of the Collectible, the FT and any information attached thereto, including, but not limited to sale and purchase, provenance and valuation, may be displayed, offered for sale on a platform and recorded on a blockchain;

(ii) the Collectible, the FT or the underlying image of the Collectible may be relocated or removed from the FT platform or relocated onto any other platform, for any reason whatsoever, if and as may be applicable;

(iii) the Collectible, the FT or underlying image of the Collectible may be destroyed, no longer be accessible, may not be maintained in any manner for any reason whatsoever;

(iv) the Collectible and/or the FT can be sold to third parties by the Purchaser in the Purchaser’s sole discretion; and

(v) the Vendor of his own free act, waives all moral rights in the Collectible under VARA or of any other federal or state or local provision of law, whether in the United States or of any other local or foreign government, including, but not limited to, any claims based upon the Purchaser’s destruction, minting, removal, storage, relocation or sale of the Collectible or FT.

6. The Purchase Price is arrived at on a willing-buyer willing-seller basis, and shall be satisfied and payable in accordance with the Payment Method (as defined in the Schedule).

7. This Agreement shall inure to the benefit of the Purchaser and its successors and assigns, and the obligations of the Vendor under this Agreement shall be binding on it and its successors and personal representatives.

8. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision in this Agreement.

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9. Any dispute or difference, whether contractual or non-contractual, arising out of or in connection with this contract, including any question regarding its existence, validity or termination shall first be referred to mediation under the Mediation Rules of The Law Society of Hong Kong. If the mediation is terminated (as defined in the Mediation Rules of The Law Society of Hong Kong), without the dispute or difference having been resolved, within 21 days after such termination, any party may refer the dispute or difference to arbitration for final resolution.

10. Where following mediation in accordance with Clause 9 above, the parties are unable to reach a mutually satisfactory resolution of the Disputes, except insofar as the parties elect to enforce this Agreement by judicial process or injunction as provided in the preceding Articles hereof, the Disputes must be submitted to be finally resolved by arbitration in Hong Kong in accordance with UNICITRAL Arbitration Rules for the time being in force. The arbitration shall be administered by Hong Kong International Arbitration Centre (“HKIAC”) in accordance with its Practice Note on UNICITRAL cases. The appointing authority shall be the President or Vice President of HKIAC Court of Arbitration. The language to be used in the arbitral proceedings shall be English.

11. This Agreement shall be governed by, and construed with, the laws of Hong Kong (without giving effect to principles of conflicts or choices of law)

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IN WITNESS WHEREOF this Agreement has been duly executed to take effect on and from the Effective Date.

VENDOR
)
Signed, Sealed and Delivered	)
by CHAN Hin Yip	)
for and on behalf of	)
CHAN Hin Yip

PURCHASER

Signed, Sealed and Delivered	)
by Benny Phang	)
for and on behalf of	)
Coinllectibles PRIVATE Limited	)

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SCHEDULE

1. “Effective Date” means 2nd August 2022.

2. “Vendor” means. Mr. Chan Hin Yip, HKID: H034880(7)

3. “Purchaser” means Coinllectibles PRIVATE Limited (Unique Entity Number: 202120363C), which expression shall include its successors and assigns.

4. “Collectible” means each of the 58 collectibles purchased by the Purchaser from the Vendor at the reserve price as set out in a list in the Appendix.

5. “Purchase Price” means HKD1,305,000 (including HKD32,000 of appraisal reports fee), equivalent to USD167,308, subject to Set Off mechanism as set out in the clause hereinbelow.

6. “Set Off” means any applicable deduction or set off from the Purchase Price in the event that the final sale price of each of the collectibles or the underlying and associated FTs did not reach the Purchase Price.

7. “Payment Method” means at the Purchaser’s sole and absolute discretion, settle in cash or the common stock of COSG in the valuation amount equal to the Purchase Price, subject to the Set Off, to be delivered by transfer agent from the Purchaser to the Vendor on or after 6 months of the Effective Date (“Payment Date”).

8. “Intellectual Property” means all rights in, to, or arising out of: (i) U.S. international or foreign patent or any application thereof and any and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof, (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data, (iii) copyrights, copyright registrations, mask works, mask work registrations, and applications therefore in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world, (iv) trademarks, domain names, brands, or any other goodwill or franchise, whether registered or otherwise throughout the world, and (v) any other proprietary rights anywhere in the world.

9. “Other Terms” means as follows:

a. A representation and a continuing warranty that the Collectible is unique and one of a kind and that has not been, and will not ever be, replicated or reproduced.

b. Notwithstanding Clause 6 and that the Intellectual Property in the Collectible has been transferred by the Vendor to the Purchaser, the Purchaser agrees that the Vendor, the artist, the creator and/or the brand of the Collectible shall be entitled to use such Intellectual Property in any manner whatsoever that is non commercial and not for the purpose of generating any revenue, including (i) any advertising or marketing of the Vendor, the artist, the creator or the brand of the Collectible, and (ii) publishing a book or catalogue of the achievements or art pieces or products of the Vendor, the artist, the creator or the brand of the Collectible.

c. The Vendor shall co-operate with the Purchaser in all matters relating to the marketing of the Collectible, in each case subject to the Purchaser’s prior written approval, which include but are not limited to the following:

i. a short introductory video with an audio and visual explanation of the Collectible and how it is unique; and

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ii. reasonably utilising all resources available to it (including social media) to jointly and separately promote its partnership with the Purchaser and the Collectible.

d. The Vendor shall co-operate with the Purchaser to create identification elements in the Collectible for unequivocal identification of the Collectible.

e. After the full payment of the Payment Price, the Purchaser can elect to receive possession of the Collectible from the Vendor in which case Vendor shall (i) release the Collectible to Purchaser or its agents and (ii) arrange, in consultation with the Purchaser, for the packing and shipping of the Collectible to such location indicated by the Purchaser to the Vendor in writing. The Vendor will assume the risk of loss or damage to the Collectible up until the Collectible is delivered and inspected by the Purchaser and the Purchaser will assume the risk of loss or damage following the Purchaser’s satisfactory inspection of the Collectible. Upon receipt of the Collectible, the Purchaser will inspect the Collectible and shall have the right to cancel the purchase of the Collectible if the condition of the Collectible has deteriorated so that it is not in the same condition as set forth in the Condition Report.. The Purchaser shall promptly notify the Vendor in writing of the Purchaser’s intention to cancel the purchase of the Collectible pursuant to this Clause. Upon receipt of such notice, the Vendor shall, within five (5) business days, return to Purchaser all amounts previously received from the Purchaser pursuant to this Agreement.

f. The Collectible shall be completed and ready for delivery from the Vendor to the Purchaser. The Vendor will permit the Purchaser, its agents to have access to the Collectible and to inspect it from time to time on reasonable notice to the Vendor.

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Appendix

[Insert image or any supplementary documents]

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